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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-36754, 33-52506, 33-62098, 33-58637 and 33-58639) of
BJ Services Company ("BJ Services") in the Post-Effective Amendment on
Form S-3 to BJ Services' Registration Statement on Form S-4 (No. 33-58017), in BJ Services' Registration Statement on Form S-4 (No. 333-02287) and in
BJ Services' Registration Statement on Form S-3 (No. 333-02731) of our report dated November 21, 1995 (May 28, 1996 as to Note 15), appearing in this Current Report on Form 8-K of BJ Services.


Deloitte & Touche LLP


Houston, Texas
June 28, 1996